SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT, dated as of July __, 2014 (the “Agreement”), is by and among STARLIGHT MARKETING DEVELOPMENT, LTD. (the “Subordinated Creditor”) and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (defined below) (in such capacity, the “Agent”).

RECITALS:

A.           The Lenders have agreed to make loans to The Singing Machine Company, Inc., a Delaware corporation, and SMC Logistics, Inc., a California corporation (collectively, the “Borrowers”), of up to $15,000,000 pursuant to the terms of a Revolving Credit and Security Agreement dated as of the date hereof among the Borrowers, the various financial parties thereto (the “Lenders”) and the Agent (hereinafter such Revolving Credit and Security Agreement as amended from time to time shall be referred to as the “Loan Agreement”) and a promissory note in the original principal amount of $15,000,000 issued under the Loan Agreement, executed by the Borrowers in favor of PNC Bank, National Association (as such note may be amended, modified or replaced from time to time, the “Senior Note”).

B.           The Borrowers owe the Subordinated Creditor $2,500,000 in trade payables (the “Subordinated Indebtedness”).

C.           In order to induce the Lenders and the Agent to make the above-referenced loans and extensions of credit to the Borrowers, and because of the direct benefit to the Subordinated Creditor of such loans to the Borrowers, the Subordinated Creditor has agreed to enter into this Subordination Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1           Certain Defined Terms. For the purposes hereof:

(a)          “Senior Obligations” means (i) the principal amount of, and accrued interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of a Borrower) on, the Senior Note and on any loans or extensions of credit made by the Lenders or the Agent to the Borrowers under the Loan Agreement, and (ii) all other indebtedness, obligations and liabilities of the Borrowers to the Lenders or the Agent now existing or hereafter incurred or created under or with respect to the Loan Agreement or pursuant to any Other Documents.

(b)          “Subordinated Obligations” means (i) the principal amount of, and accrued interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of a Borrower) on, the Subordinated Indebtedness, and (ii) any and all guarantees of any of the foregoing.

1.2           Other Definitional Provisions. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

ARTICLE II

Terms of Subordination

2.1           Subordination. (a) The Subordinated Creditor agrees that the Subordinated Obligations are expressly subordinate and junior in right of payment (as defined in subsection 2.1(b)) to all Senior Obligations.

(b)          “Subordinated and junior in right of payment” shall mean that:

(i) Other than as set forth herein, the Borrowers may not receive any payments on the Subordinated Indebtedness.

(ii) Until the date the Senior Obligations shall have been paid in full and satisfied, the Subordinated Creditor shall not accelerate, declare to be immediately due and payable, enforce or take any action to enforce or collect, the Subordinated Obligations or any portion thereof or any security therefore without the prior written consent of the Agent. For the avoidance of doubt, nothing contained in this Section 2.1(b)(ii) shall prevent the Subordinated Creditor from (a) delivering a default notice to the Borrowers (provided that such notice does not accelerate the maturity of the Subordinated Obligations), (b) filing or voting a claim in any insolvency or bankruptcy proceeding involving a Borrower or its assets or (c) instituting or charging the default rate of interest on the Subordinated Indebtedness following the occurrence and during the continuance of an event of default thereunder.

(iii) Other than as set forth in subsection 2.1(b)(i), no payment or distribution of any kind or character, whether in cash, property or securities (including without limitation, proceeds of collateral for the Subordinated Obligations), which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Subordinated Creditor upon or in respect of the Subordinated Obligations shall be paid to the Subordinated Creditor, and the Subordinated Creditor shall not receive or accept any payment or distribution or any benefit therefrom unless and until the date the Senior Obligations shall have been fully paid and satisfied.

2

(iv) Without limiting the generality of the foregoing provisions of this Section 2.1, in the event of any liquidation, termination, revocation or other winding-up of a Borrower, or in the event of any receivership, insolvency, reorganization or bankruptcy proceedings, assignment for the benefit of creditors or any proceeding by or against a Borrower for any relief under any bankruptcy, reorganization or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension of indebtedness, then, and in any such event, all Senior Obligations shall first be paid in full, before any payment or distribution is made in respect of the Subordinated Obligations, and any payment or distribution of any kind or character, whether in cash, property or securities (including without limitation, proceeds of collateral for the Subordinated Obligations), which, but for the subordination provisions contained herein, would otherwise be payable or deliverable to the Subordinated Creditor upon or in respect of the Subordinated Obligations, shall instead be paid over or delivered to the Senior Creditor or its representatives, and the Subordinated Creditor shall not receive any such payment or distribution or any benefit therefrom unless and until the Senior Obligations shall have been fully paid and satisfied. Notwithstanding the foregoing, the Subordinated Creditor shall be entitled to keep and retain any substitute or replacement debt or equity securities issued to it pursuant to any confirmed plan of reorganization involving a Borrower.

2.2           Payments Received by Subordinated Creditor. Should any payment or distribution or security, or the proceeds of any thereof, be collected or received by the Subordinated Creditor in respect of the Subordinated Obligations, and such collection or receipt is not expressly permitted hereunder, the Subordinated Creditor will forthwith turn over the same to the Agent in the form received (except for endorsement or assignment by the Subordinated Creditor when necessary) and, until so turned over, the same shall be held in trust by the Subordinated Creditor as the property of the Agent.

2.3           Subrogation. The Subordinated Creditor shall not be subrogated to the rights of the Agent to receive payments or distributions of assets of a Borrower on the Senior Obligations.

3

ARTICLE III

Modification of Senior

Obligations; Reliance

3.1           The Subordinated Creditor consents that, without the necessity of any reservation of rights against the Subordinated Creditor, and without notice to or further assent by the Subordinated Creditor, (a) any demand for payment of any Senior Obligations may be continued, and the Senior Obligations or the liability of the Borrowers or any other party upon or for any part thereof, or any collateral security or guaranty therefor, or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released and (b) the Senior Note, the Loan Agreement and any document or instrument evidencing or governing the terms of any other Senior Obligations or any collateral security documents or guaranties or documents in connection with the Senior Note, the Loan Agreement or the Senior Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Agent may deem advisable from time to time, and any collateral security at any time held by the Agent for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Subordinated Creditor, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release; provided, however, that the principal amount of the Senior Note (together with the principal amount of any additional notes that may be issued by Borrowers in favor of the Agent) shall not exceed $20,000,000 without the prior written consent of the Subordinated Creditor. The Subordinated Creditor waives any and all notice of the creation, modification, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Agent upon this Agreement, and the Senior Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Borrowers and the Agent, shall be deemed to have been consummated in reliance upon this Agreement. The Subordinated Creditor acknowledges and agrees that the Agent has relied upon the subordination provided for herein in entering into this Agreement. The Subordinated Creditor waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

ARTICLE IV

Modification of Subordinated Indebtedness

4.1           Until the Senior Obligations have been paid in full and satisfied, the Subordinated Creditor will not, without the prior written consent of the Agent in each instance, (i) amend, modify, waive or supplement the terms of payment with respect to principal or interest on the Subordinated Indebtedness, (ii) release, compromise, adjust or settle any of the Subordinated Obligations, or (iii) accept any security interest, lien or mortgage on any assets or property of a Borrower or any subsidiary or affiliate thereof, or of any officer or shareholder of such entity, as security for the Subordinated Obligations.

4.2           Notwithstanding anything to the contrary contained herein, the Agent shall, on an annual basis, re-evaluate the credit condition of the Borrowers for the purpose of determining whether to reduce the amount of the Subordinated Indebtedness by up to $500,000 in the aggregate to no less than $2,000,000 at any time.

ARTICLE V

Transfer of Subordinated Indebtedness

5.1           Until the Senior Obligations have been paid in full and satisfied, the Subordinated Creditor will not (a) sell, assign or otherwise transfer, in whole or in part, the Subordinated Indebtedness held by such Subordinated Creditor or any interest therein to any other person or entity (a “Transferee”) or (b) create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Indebtedness in favor of any Transferee; provided, however, the Subordinated Creditor may transfer the Subordinated Indebtedness to a related entity having the same majority ownership as the Subordinated Creditor as long as the Senior Creditor has prior written notice of the transfer and the related entity Transferee shall agree in writing to be subject to the terms of this Agreement.

4

ARTICLE VI

Miscellaneous

6.1           No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Agent, from time to time, any rights, power and privileges under the Senior Obligations, or any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in any agreement relating to any of the Senior Obligations and all other agreements, instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law.

6.2           Further Assurances. The Subordinated Creditor agrees to execute and deliver such further documents and to do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

6.3           Governing Law; Successors and Assigns. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida applicable to contracts made and to be performed in such state, shall be binding upon and inure to the benefit of the Agent, the Subordinated Creditor, and their respective successors, transferees and assigns.

6.4           Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts all of which taken together shall constitute one and the same instrument.

6.5           Waivers, Amendments, Etc. The subordination provisions contained herein are for the benefit of the Agent, the Lenders and their successors and assigns as holder from time to time of Senior Obligations and may not be rescinded or cancelled or modified in any way, nor, unless otherwise expressly provided for herein, may any provision of this Agreement be waived or changed without the express prior written consent thereto or a written amendment thereto of the Required Lenders, Agent and Subordinated Creditor.

5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the day and year first above written.

STARLIGHT MARKETING
DEVELOPMENT, LTD.

By:
Name:
Title:

Addres:

Subordination Agreement

The Singing Machine Company

The undersigned agrees to comply with the provisions of this Subordination Agreement applicable to it and to make payment to the Subordinated Creditor only in strict accordance with the terms hereof.

THE SINGING MACHINE COMPANY, INC.

By:
Name:
Title:

Address:	6301 NW 5th Way, Suite 2900
Fort Lauderdale, Florida 33309

SMC LOGISTICS, INC.

By:
Name:
Title:

Address:	6301 NW 5th Way, Suite 2900
Fort Lauderdale, Florida 33309

Subordination Agreement

The Singing Machine Company

Accepted and agreed to:

PNC BANK, NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title:

Address:	2255 Glades Road, Suite 140W
Boca Raton, Florida 33431
Attn: Marie-Antoinette Murray

Subordination Agreement

The Singing Machine Company